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                                                                     EXHIBIT 5.1

              [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                                 June 15, 2001


Onyx Software Corporation
3180 - 139th Avenue SE, Suite 500
Bellevue, WA 98005

Re: Onyx Software Corporation Registration Statement on Form S-8 for the Onyx Software Corporation 2001 Nonofficer Employee Stock Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Onyx Software Corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, that the Company is filing with the Securities and Exchange Commission with respect to 2,500,000 additional shares of common stock, $.01 par value per share (the "Shares"), issuable under the Company's 2001 Nonofficer Employee Stock Compensation Plan, as amended and restated April 27, 2001 (the "Plan").

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based on and subject to the foregoing, we are of the opinion that any Shares that issued upon exercise of options granted pursuant to the Plan have been duly authorized and that, upon (i) exercise of options granted under the Plan, (ii) issuance and sale of such Shares upon such exercise in accordance with the terms of the Plan and (iii) receipt of consideration for such Shares in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP